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                                                                  Exhibit 18. p)

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that I, Margaret M. Foran, Director, of MONY Life Insurance Company ("Corporation"), which Corporation:

         (i) has filed with the Securities and Exchange Commission ("SEC"), Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, Registration Statements numbered 33-19836, 33-37722 and 333-72259 on Form N-4, Registration Statements numbered 333-01581, 333-40554, 333-71417, 333-71677, 333-72590
                and 333-72594 on Form S-6, or such other forms as may be adopted by the SEC, for the registration under said Act(s) of certain variable annuity contracts and variable life policies to be issued by said Corporation;

         (ii) intends to file with the SEC under said Act(s) a Registration Statement(s), on SEC Form N-4 and Form S-6, or such other forms as may be adopted by the SEC, for the registration of a separate account(s) consisting of contributions under certain variable annuity contracts and variable life policies issued by said Corporation, as a unit investment trust which shall invest in shares of MONY Series Fund, Inc., Enterprise Accumulation Trust or such other mutual funds as may be permitted for investment by variable accounts, and Form S-1 for registration of guaranteed interest account with market value adjustment securities issued by the Corporation; and

         (iii) intends to file one or more amendments to one or more of said Registration Statements;

hereby constitute and appoint ARTHUR D. WOODS, Vice President-Operations Counsel of said Corporation, HAROULA K. BALLAS, Counsel-Operations of said Corporation and LEE M. SMITH, Vice President and Secretary of said Corporation, my true and lawful attorneys-in-fact and agents, either of them to act with full power without the other, for me and in my name, place and stead, to sign any such amended and/or additional Registration Statements and any and all other amendments and other documents relating thereto, with power where appropriate to affix the corporate seal of said Corporation thereto and to attest said seal, and to file such Registration Statements and amendments with all exhibits thereto, any and all other information and documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of February, 2003.

                                              /s/ Margaret M. Foran
                                              ----------------------------------
                                              (Signature)


STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

On the 20th day of February, 2003 before me personally came Margaret M. Foran to me known to be the person described in and who executed the foregoing instrument, and acknowledged that she executed same.

                                              /s/ Susan E. Grant
                                              ----------------------------------
                                              SUSAN E. GRANT
                                              Notary Public, State of New York
                                              No. 01GR6062309
                                              Qualified in New York County
                                              Commission Expires August 06, 2005